5
Counterpart __ of 66

Exhibit 4(a)
_________________________________________________________________
ENTERGY MISSISSIPPI, LLC
(successor to Entergy Mississippi, Inc., formerly Mississippi Power & Light Company)
to
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
(successor to Harris Trust Company of New York and Bank of Montreal Trust Company)

As Trustee under
Entergy Mississippi, LLC’s
Mortgage and Deed of Trust, dated as of February 1, 1988
________________________________
THIRTY-SEVENTH SUPPLEMENTAL INDENTURE
Providing among other things for
First Mortgage Bonds,
4.52% Series due December 1, 2038
________________
Dated as of December 5, 2018
_____________________________
Prepared by
Wise Carter Child & Caraway, Professional Association
P.O. Box 651
Jackson, Mississippi 39205
(601) 968-5500
_________________________________________________________________

TABLE OF CONTENTS
Page

Parties	1

Recitals	1
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.	Terms From the Indenture. 8

Section 1.02.	References Are to Thirty-seventh Supplemental Indenture. 8

Section 1.03.	Number and Gender. 8
ARTICLE II
THE FORTY-FIRST SERIES

Section 2.01.	Bonds of the Forty-first Series. 8

Section 2.02.	Optional Redemption of Bonds of the Forty-first Series. 9

Section 2.03.	Transfer and Exchange. 12

Section 2.04.	Dating of Bonds and Interest Payments. 13

Section 2.05.	Release of Company upon Conveyance or Other Transfer. 13
ARTICLE III
COVENANTS

Section 3.01.	Maintenance of Paying Agent. 14

Section 3.02.	Further Assurances. 14
ARTICLE IV
CONSENT TO AMENDMENTS

Section 4.01.	Consent to Amendments. 14
ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.01.	Acceptance of Trusts. 14

Section 5.02.	Effect of Thirty-seventh Supplemental Indenture under Louisiana Law 15

Section 5.03.	Record Date. 15

Section 5.04.	Titles. 15

Section 5.05.	Counterparts. 15

Section 5.06.	Governing Law. 15

Section 5.07.	Recitals. 15

Signatures	S-1

Acknowledgments	S-3

Exhibit A –Form of Bond of Forty-first Series

THIRTY-SEVENTH SUPPLEMENTAL INDENTURE
_________________________
THIRTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of December 5, 2018, between ENTERGY MISSISSIPPI, LLC, a limited liability company of the State of Texas (formerly Entergy Mississippi Power and Light, LLC and hereinafter sometimes called the “Company”), as successor to Entergy Mississippi, Inc., formerly Mississippi Power & Light Company, a corporation of the State of Mississippi which changed its state of incorporation from the State of Mississippi to the State of Texas by domesticating and converting into a Texas corporation on November 19, 2018 (hereinafter sometimes called the “Original Company”), whose post office address is P.O. Box 1640, Jackson, Mississippi 39215-1640 (tel. 504-576-4363) (the “Company”) and THE BANK OF NEW YORK MELLON (successor to Harris Trust Company of New York), a New York banking corporation, whose principal corporate trust office is located at 240 Greenwich Street, 7E, New York, New York 10286 (tel. 904-998-4724), as Trustee under the Mortgage and Deed of Trust, dated as of February 1, 1988, executed and delivered by the Original Company (herein called the “Original Indenture”; the Original Indenture together with any and all indentures and instruments supplemental thereto being herein called the “Indenture”);
WHEREAS, the Original Indenture has been duly recorded or filed as required in the States of Mississippi and Arkansas; and
WHEREAS, the Original Company has executed and delivered to the Trustee (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its First Supplemental Indenture, dated as of February 1, 1988, its Second Supplemental Indenture, dated as of July 1, 1988, its Third Supplemental Indenture, dated as of May 1, 1989, its Fourth Supplemental Indenture, dated as of May 1, 1990, its Fifth Supplemental Indenture, dated as of November 1, 1992, its Sixth Supplemental Indenture, dated as of January 1, 1993, its Seventh Supplemental Indenture, dated as of July 15, 1993, its Eighth Supplemental Indenture, dated as of November 1, 1993, its Ninth Supplemental Indenture, dated as of July 1, 1994, its Tenth Supplemental Indenture, dated as of April 1, 1995, its Eleventh Supplemental Indenture, dated as of June 1, 1997, its Twelfth Supplemental Indenture, dated as of April 1, 1998, its Thirteenth Supplemental Indenture, dated as of May 1, 1999, its Fourteenth Supplemental Indenture, dated as of May 1, 1999, its Fifteenth Supplemental Indenture, dated as of February 1, 2000, its Sixteenth Supplemental Indenture, dated as of January 1, 2001, its Seventeenth Supplemental Indenture, dated as of October 1, 2002, its Eighteenth Supplemental Indenture, dated as of November 1, 2002, its Nineteenth Supplemental Indenture, dated as of January 1, 2003, its Twentieth Supplemental Indenture, dated as of March 1, 2003, its Twenty-first Supplemental Indenture, dated as of May 1, 2003, its Twenty-second Supplemental Indenture, dated as of March 1, 2004, its Twenty-third Supplemental Indenture, dated as of April 1, 2004, its Twenty-fourth Supplemental Indenture, dated as of September 1, 2004, its Twenty-fifth Supplemental Indenture, dated as of January 1, 2006, its Twenty-sixth Supplemental Indenture, dated as of June 1, 2009, its Twenty-seventh

Supplemental Indenture, dated as of April 1, 2010, its Twenty-eighth Supplemental Indenture, dated as of April 1, 2011, its Twenty-ninth Supplemental Indenture, dated as of May 1, 2011, its Thirtieth Supplemental Indenture, dated as of December 1, 2012, its Thirty-first Supplemental Indenture, dated as of March 1, 2014, its Thirty-second Supplemental Indenture, dated as of May 1, 2016, its Thirty-third Supplemental Indenture, dated as of September 1, 2016, its Thirty-fourth Supplemental Indenture, dated as of November 1, 2017, and its Thirty-fifth Supplemental Indenture, dated as of November 19, 2018, each as a supplement to the Original Indenture, and the First through Thirty-fourth Supplemental Indentures have been duly recorded or filed as required in the States of Mississippi and Arkansas; and
WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, Trustee under the Indenture, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of New York. By virtue of Section 9.03 of the Original Indenture, Harris Trust Company of New York became successor Trustee under the Indenture, without execution of any paper or the performance of any further act on the part of any other parties to the Indenture; and
WHEREAS, effective June 30, 2000, Harris Trust Company of New York resigned as Trustee under the Indenture, and by an Instrument of Appointment of Successor Trustee the Original Company appointed The Bank of New York as successor Trustee, effective June 30, 2000, and The Bank of New York accepted said appointment; and
WHEREAS, effective June 30, 2000, Mark F. McLaughlin resigned as Co-Trustee under the Indenture, and by an Agreement of Resignation, Appointment and Acceptance the Original Company appointed Stephen J. Giurlando, as successor Co-Trustee, effective June 30, 2000, and Stephen J. Giurlando accepted said appointment; and
WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and
WHEREAS, effective June 1, 2009, Stephen J. Giurlando resigned as Co-Trustee under the Indenture; and
WHEREAS, in addition to property described in the Original Indenture, as heretofore supplemented, the Original Company has acquired certain other property rights and interests in property; and

WHEREAS, the Original Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
14.65% Series due February 1, 1993	$55,000,000	None
14.95% Series due February 1, 1995	20,000,000	None
8.40% Collateral Series due December 1, 1992	12,600,000	None
11.11% Series due July 15, 1994	18,000,000	None
11.14% Series due July 15, 1995	10,000,000	None
11.18% Series due July 15, 1996	26,000,000	None
11.20% Series due July 15, 1997	46,000,000	None
9.90% Series due April 1, 1994	30,000,000	None
5.95% Series due October 15, 1995	15,000,000	None
6.95% Series due July 15, 1997	50,000,000	None
8.65% Series due January 15, 2023	125,000,000	None
7.70% Series due July 15, 2023	60,000,000	None
6 5/8% Series due November 1, 2003	65,000,000	None
8.25% Series due July 1, 2004	25,000,000	None
8.80% Series due April 1, 2005	80,000,000	None
6 7/8% Series due June 1, 2002	65,000,000	None
6.45% Series due April 1, 2008	80,000,000	None
6.20% Series due May 1, 2004	75,000,000	None
Floating Rate Series due May 3, 2004	50,000,000	None
Pollution Control Series A due July 1, 2022	32,850,000	None
7 3/4% Series due February 15, 2003	120,000,000	None
6.25% due February 1, 2003	70,000,000	None
6% Series due November 1, 2032	75,000,000	None
7.25% Series due December 1, 2032	100,000,000	None
5.15% Series due February 1, 2013	100,000,000	None
4.35% Series due April 1, 2008	100,000,000	None
4.95% Series due June 1, 2018	95,000,000	None
6.25% Series due April 1, 2034	100,000,000	None
4.65% Series due May 1, 2011	80,000,000	None
4.60% Pollution Control Series B due April 1, 2022	16,030,000	None
5.92% Series due February 1, 2016	100,000,000	None
6.64% Series due July 1, 2019	150,000,000	150,000,000
6.20% Series due April 15, 2040	80,000,000	None
6.0% Series due May 1, 2051	150,000,000	None
3.25% Series due June 1, 2016	125,000,000	None

3.10% Series due July 1, 2023 3.75% Series due July 1, 2024 2.85% Series due June 1, 2028	250,000,000 100,000,000 375,000,000	250,000,000 100,000,000 375,000,000
4.90% Series due October 1, 2066	260,000,000	260,000,000
3.25% Series due December 1, 2027	150,000,000	150,000,000

; and
WHEREAS, effective as of November 19, 2018, the Original Company changed its state of incorporation from Mississippi to Texas and domesticated and converted to a Texas corporation; and
WHEREAS, the Original Company, as a Texas corporation (the “Original Company-TX”) executed and delivered to the Trustee the Thirty-fifth Supplemental Indenture, dated as of November 19, 2018 (the “Thirty-fifth Supplemental Indenture”) in which the Original Company-TX assumed and agreed to pay, duly and punctually, the principal of and interest on the bonds issued under the Indenture in accordance with the provisions of said bonds and any coupons and of the Indenture, and agreed to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Original Company, as a Mississippi corporation, which Thirty-fifth Supplemental Indenture has been or will be duly recorded or filed as required in the States of Mississippi and Arkansas and with the Secretary of State of Texas; and
WHEREAS, effective as of 11:58 p.m. Central Time, November 30, 2018, the Original Company-TX allocated to the Company, among other things, all of its rights, powers, duties and obligations under the Indenture and the bonds outstanding thereunder and, subject to the Lien of the Indenture, all of the Mortgaged and Pledged Property as an entirety (the “2018 Transfer”) pursuant to a Plan of Merger between the Original Company-TX and the Company (the “2018 Transfer Documents”), in connection with which, among other things, the Company succeeded to the ownership of all of the Original Company-TX’s right, title and interest in and to the Mortgaged and Pledged Property as constituted immediately prior to the time that the 2018 Transfer became effective, and succeeded to all of the Original Company-TX’s rights, powers, duties and obligations under the Indenture and the bonds outstanding thereunder; and
WHEREAS, the Company executed and delivered to the Trustee the Thirty-sixth Supplemental Indenture, dated as of November 30, 2018 (the “Thirty-sixth Supplemental Indenture”) in which the Company assumed and agreed to pay, duly and punctually, the principal of and interest on the bonds issued under the Indenture in accordance with the provisions of said bonds and any coupons and of the Indenture, and agreed to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Original Company-TX, which Thirty-sixth Supplemental Indenture has been or will be duly recorded or filed as required in the States of Mississippi and Arkansas and with the Secretary of State of Texas; and
WHEREAS, effective as of December 1, 2018, the name of the Company was changed from Entergy Mississippi Power and Light, LLC to Entergy Mississippi, LLC; and

WHEREAS, the Company is lawfully entitled to assume or operate the Mortgaged and Pledged Property; and
WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and
WHEREAS, the Company desires to create a new series of bonds under the Indenture, and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and
WHEREAS, all things necessary to make this Thirty-seventh Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized; and
NOW, THEREFORE, THIS THIRTY-SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH: That the Company, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to further secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture and of said bonds hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms a security interest unto THE BANK OF NEW YORK MELLON, as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), in (a) all of the Mortgaged and Pledged Property acquired by the Company from the Original Company-TX pursuant to the 2018 Transfer Documents (including, but not limited to, that located in the following counties in the State of Mississippi: Adams, Amite, Attala, Bolivar, Calhoun, Carroll, Choctaw, Claiborne, Coahoma, Copiah, Covington, DeSoto, Franklin, Grenada, Hinds, Holmes, Humphreys, Issaquena, Jefferson, Jefferson Davis, Lawrence, Leake, Leflore, Lincoln, Madison, Montgomery, Panola, Pike, Quitman, Rankin, Scott, Sharkey, Simpson, Smith, Sunflower, Tallahatchie, Tate, Tunica, Walthall, Warren, Washington, Webster, Wilkinson, Yalobusha and Yazoo; and in Independence County, Arkansas) and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, rails, ties, switches, tools, implements and furniture, subject to the Lien of the Indenture, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Indenture, and (d) all properties of the Company real, personal and mixed, of any kind or nature (except as in the Indenture expressly excepted), subject to the provisions of Section 15.03 of the Original Indenture, acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the effective time of the 2018 Transfer and wheresoever situated, including (without in anyway limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in the Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as in the Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property described in the Indenture.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except as in the Indenture expressly excepted) shall be and are as fully granted and conveyed by the Indenture and as fully embraced within the Lien of the Indenture as if such property, rights and franchises were now owned by the Company and were specifically described in the Indenture and granted and conveyed by the Indenture.
PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Indenture, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not in the Indenture specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system, and any natural gas distribution system; (7) the Company’s franchise to be a corporation; and (8) any property heretofore released pursuant to any provisions of the Indenture; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Indenture by reason of the occurrence of a Default.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto THE BANK OF NEW YORK MELLON, and its successors and assigns forever.
IN TRUST NEVERTHELESS, upon the terms and trusts in the Indenture set forth, for the equal pro rata benefit and security of all and each of the bonds and coupons issued and to be issued under the Indenture, or any of them, in accordance with the terms of the Indenture, without preference, priority or distinction as to the Lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject to the provisions in the Indenture set forth in reference to extended, transferred or pledged coupons and claims for interest; it being intended that, subject as aforesaid, the Lien and security of all of said bonds and coupons of all series issued or to be issued under the Indenture shall take effect from the date of the initial issuance of bonds under the Indenture, and that the Lien and security of the Indenture shall take effect from said date as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.
PROVIDED, HOWEVER, these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal and interest, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then the Indenture and the estate and rights granted under the Indenture shall cease, determine and be void, otherwise to be and remain in full force and effect.
AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and its successor or successors as Trustee in such trust in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.01.    Terms From the Indenture. All defined terms used in this Thirty-seventh Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

Section 1.02.    References Are to Thirty-seventh Supplemental Indenture. Unless the context otherwise requires, all references herein to “Articles,” “Sections” and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Thirty-seventh Supplemental Indenture, and the words “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Thirty-seventh Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.
Section 1.03.    Number and Gender. Unless the context otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.
ARTICLE II
THE FORTY-FIRST SERIES
Section 2.01.    Bonds of the Forty-first Series.
There shall be a series of bonds designated 4.52% Series due December 1, 2038 (herein sometimes referred to as the “Forty-first Series”), each of which shall also bear the descriptive title “First Mortgage Bond” as permitted by Section 2.01 of the Original Indenture. The form of bonds of the Forty-first Series shall be substantially in the form of Exhibit A hereto. Bonds of the Forty-first Series (which shall be issued in the aggregate principal amount of $55,000,000) shall mature on December 1, 2038 and shall be issued only as fully registered bonds in denominations of One Hundred Thousand Dollars ($100,000) and in any integral multiple of One Thousand Dollars ($1,000) in excess thereof. Bonds of the Forty-first Series shall bear interest at the rate of four and fifty-two one hundredths per centum (4.52%) per annum (except as hereinafter provided), payable semi-annually on June 1 and December 1 of each year, and at maturity or earlier redemption, the first interest payment to be made on June 1, 2019 for the period from the date of original issuance of the bonds of the Forty-first Series to, but not including, June 1, 2019; unless otherwise agreed between the Company and the registered owner of any bonds of the Forty-first Series registered in the name of such registered owner, the principal of and premium, if any, and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Unless otherwise agreed between the Company and the registered owner of any bonds of the Forty-first Series registered in the name of such registered owner, interest on bonds of the Forty-first Series may, at the option of the Company, be paid by check mailed to the registered owners thereof. Overdue principal and overdue interest in respect of the bonds of the Forty-first Series shall bear interest (before and after judgment) at the rate of five and fifty-two one hundredths per centum (5.52%) per annum (to the extent that payment of such interest on any overdue interest is not prohibited under applicable law). Interest on the bonds of the Forty-first Series shall be computed on the basis of a 360-day year consisting of twelve 30 -day months. Interest on the bonds of the Forty-first Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month. In any case where any interest payment date, redemption date or maturity of any bond of the Forty-first

Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding interest payment date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date or maturity, as the case may be, to such Business Day.
All references in the Indenture to the principal amount of bonds shall, when used with respect to the bonds of the Forty-first Series, mean the unpaid principal amount thereof, except that, (a) for the purposes of transfers of fully registered bonds under Section 2.06 of the Original Indenture, the term “like principal amount” shall, when used with respect to the bonds of the Forty-first Series, mean “like aggregate unpaid principal amount”, and (b) for the purposes of exchanges of temporary bonds under Section 2.08 of the Original Indenture, the term “like aggregate principal amount” shall, when used with respect to the bonds of the Forty-first Series, mean “like aggregate unpaid principal amount”.
The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the bonds of the Forty-first Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
Section 2.02.    Optional Redemption of Bonds of the Forty-first Series.
(a)     The bonds of the Forty-first Series shall be redeemable at the option of the Company, in whole or in part, upon notice mailed not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption, at any time prior to September 1, 2038 (three months prior to the maturity date of the bonds of the Forty-first Series), at a redemption price equal to 100% of the principal amount so redeemed, and the Make-Whole Amount determined for the redemption date with respect to such principal amount. Each such notice shall specify such redemption date (which shall be a Business Day), the aggregate principal amount of the bonds of the Forty-first Series to be redeemed on such redemption date, the principal amount of each bond of the Forty-first Series held by such holder to be redeemed, and the interest to be paid on such redemption date with respect to such principal amount being redeemed, and shall set forth a calculation showing in reasonable detail the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the redemption date). Not later than 12:00 noon (New York City time) on the Business Day prior to such redemption, the Company shall deliver to each holder of bonds of the Forty-first Series a written calculation of such Make-Whole Amount as of the specified redemption date.
As used herein, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:
The term “Make-Whole Amount” means, with respect to any bond of the Forty-first Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining

Scheduled Payments with respect to the Called Principal of such bond of the Forty-first Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.
“Called Principal” means, with respect to any bond of the Forty-first Series, the principal of such bond of the Forty-first Series that is to be redeemed pursuant to subsection (a) of this Section 2.02.
“Discounted Value” means, with respect to the Called Principal of any bond of the Forty-first Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any bond of the Forty-first Series, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond of the Forty-first Series.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any bond of the Forty-first Series, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond of the Forty-first Series.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any bond of the Forty-first Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the bonds of the Forty-first Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to subsection (a) of this Section 2.02.
“Settlement Date” means, with respect to the Called Principal of any bond of the Forty-first Series, the date on which such Called Principal is to be redeemed pursuant to subsection (a) of this Section 2.02.
(b)     The bonds of the Forty-first Series shall also be redeemable at the option of the Company, in whole or in part, on not less than thirty (30) days’ nor more than sixty (60) days’ notice prior to the date fixed for redemption, at any time on or after September 1, 2038, at a redemption price equal to the principal amount of the bonds of the Forty-first Series being redeemed plus accrued and unpaid interest thereon to, but not including, such redemption date.
(c)     In the case of each partial redemption of the bonds of the Forty-first Series pursuant to subsection (a) or (b) of this section, the principal amount of the bonds of the Forty-first Series to be redeemed shall be allocated by the Company among all of the bonds of the Forty-first Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption.
(d)     In the case of each notice of redemption of bonds of the Forty-first Series pursuant to subsection (a) or (b) of this section, if cash sufficient to pay the principal amount to be redeemed on the Settlement Date (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, is not paid as agreed upon by the Company and each registered owner of the affected bonds of the Forty-first Series, or, to the extent that there is no such agreement entered into with one or more such owners, deposited with the Trustee on or before the Settlement Date, then such notice of redemption shall be of no effect. If such cash is so paid or deposited, such principal amount of the bonds of the Forty-first Series shall be deemed paid for all purposes and interest on such principal amount shall cease to accrue. In case the Company pays any registered owner pursuant to an agreement with that registered owner, whether in the case of redemption or at maturity or otherwise, the Company shall notify the Trustee as promptly as practicable of such agreement and payment, and shall furnish the Trustee with a copy of such agreement and evidence of such payment, which may include a confirmation of wire transfer or other credit to an account designated by the registered owner, cancelled check or a receipt signed by the registered owner; in case the Company deposits any cash with the Trustee, the Company shall provide therewith a list of the registered owners and the amount of such cash each registered owner is to receive. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the information set forth in any such notice, evidence of payment, list or agreement, and shall not be chargeable with knowledge of any of the contents of any such agreement. Any bond of the Forty-first Series redeemed in full shall be surrendered to the Company or the Trustee for cancellation on or before the Settlement Date (unless otherwise agreed between the Company and the registered owner) or, with respect to cash deposited with the Trustee, before payment of such cash by the Trustee; any bond of the Forty-first Series redeemed in part shall be surrendered to the Company or the Trustee on or before the Settlement Date (unless otherwise agreed between the Company and the registered owner) or, with respect to cash deposited with the Trustee before payment of such cash by the Trustee, for a substitute bond in the principal amount remaining unpaid.
Section 2.03.    Transfer and Exchange.
(a)     At the option of the registered owner, any bonds of the Forty-first Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
(b)     Bonds of the Forty-first Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his or her duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.
(c)     Upon any such exchange or transfer of bonds of the Forty-first Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of bonds of the Forty-first Series.
Section 2.04.    Dating of Bonds and Interest Payments.
(a)     Each bond of the Forty-first Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each bond of the Forty-first Series dated prior to June 1, 2019, shall bear interest from the date of original issuance; and provided, further, that if any bond of the Forty-first Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other bond or bonds of the Forty-first Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from its date of original issuance, if no interest shall have been paid on the bonds of the Forty-first Series.
(b)     Notwithstanding the foregoing, bonds of the Forty-first Series shall be dated so that the Person in whose name any bond of the Forty-first Series is registered at the close of business on the fifteenth day immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date, except if, and to the extent that, the Company shall have defaulted in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding bonds of the Forty-first Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest. Any bond of the Forty-first Series issued upon any transfer or exchange subsequent to such close of business and prior to such interest payment date shall bear interest from such interest payment date. In the event there shall be more than one registered owner of bonds of the Forty-first Series, then the Company shall not be required to make transfers or exchanges of bonds of said series for a period of fifteen (15) days immediately preceding any interest payment date of said series.
Section 2.05.    Release of Company upon Conveyance or Other Transfer.
In case the Company, as permitted by Section 15.01 of the Indenture, shall convey or transfer, subject to the Lien of the Indenture, all or substantially all of the Mortgaged and Pledged Property as an entirety to a successor, the indenture described in Section 15.02 of the Indenture may also provide for the release and discharge of the Company from all obligations under any bonds of the Forty-first Series issued under the Indenture which are assumed by such successor.
ARTICLE III
COVENANTS
Section 3.01.    Maintenance of Paying Agent. So long as any bonds of the Forty-first Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, where the principal of and premium, if any, or interest on any bonds of such series shall be payable shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.
Section 3.02.    Further Assurances. From time to time whenever reasonably requested by the Trustee or the holders of a majority in aggregate principal amount of the bonds of the Forty-first Series then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such bonds.
ARTICLE IV
CONSENT TO AMENDMENTS
Section 4.01.    Consent to Amendments. Each initial and future holder of bonds of the Forty-first Series, by its acquisition of an interest in such bonds, irrevocably (a) consents to the amendments set forth in Article V of the Thirty-fourth Supplemental Indenture, Article V of the Thirty-third Supplemental Indenture, Article IV of the Thirty-second Supplemental Indenture and Article IV of the Thirtieth Supplemental Indenture, in each case without any other or further action by any holder of such bonds, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
ARTICLE V
MISCELLANEOUS PROVISIONS
Section 5.01.    Acceptance of Trusts. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this Thirty-seventh Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-seventh Supplemental Indenture.
Section 5.02.    Effect of Thirty-seventh Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Thirty-seventh Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance and that, so far as the said Louisiana property is concerned, this Thirty-seventh Supplemental Indenture shall be considered as an act of mortgage and pledge and granting of a security interest under the laws of the State of Louisiana, and the Trustee herein named is named as mortgagee and pledgee and secured party in trust for the benefit of itself and of all present and future holders of bonds issued under the Indenture and any coupons thereto issued hereunder, and is irrevocably appointed special agent and representative of the holders of such bonds and coupons and vested with full power in their behalf to effect and enforce the mortgage and pledge and a security interest hereby constituted for their benefit, or otherwise to act as herein provided for.
Section 5.03.    Record Date. The holders of the bonds of the Forty-first Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Forty-first Series entitled to consent, if any such consent is required, to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
Section 5.04.    Titles. The titles of the several Articles and Sections of this Thirty-seventh Supplemental Indenture and the table of contents shall not be deemed to be any part hereof.
Section 5.05.    Counterparts. This Thirty-seventh Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 5.06.    Governing Law. The internal laws of the State of New York shall govern this Thirty-seventh Supplemental Indenture and the bonds of the Forty-first Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.
Section 5.07.    Recitals. The recitals set forth in the initial pages of this Thirty-seventh Supplemental Indenture and the exhibits attached hereto are incorporated herein by reference, and this Thirty-seventh Supplemental Indenture shall be construed in the light thereof.

IN WITNESS WHEREOF, ENTERGY MISSISSIPPI, LLC has caused its company name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President, one of its Vice Presidents, its Treasurer, or one of its Assistant Treasurers and its company seal to be attested by its Secretary or one of its Assistant Secretaries for and on its behalf, and THE BANK OF NEW YORK MELLON has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, Senior Associates or Associates and such signature to be attested by one of its Vice Presidents, Senior Associates or Associates for and on its behalf, all as of the day and year first above written.

ENTERGY MISSISSIPPI, LLC
By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer

Attest:

/s/ Dawn Balash

Dawn Balash Assistant Secretary

THE BANK OF NEW YORK MELLON,
as Trustee
By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

Attest:

/s/ Latoya S. Elvin

Name: Latoya S. Elvin Title: Vice President

STATE OF LOUISIANA    )
    )    ss.:
PARISH OF ORLEANS    )
On the 6th day of December, 2018, before me appeared Steven C. McNeal, to me personally known, who, being by me duly sworn, did say that he is the Vice President and Treasurer of ENTERGY MISSISSIPPI, LLC, and that the seal affixed to the above instrument is the seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said Steven C. McNeal acknowledged said instrument to be the free act and deed of said entity.
On the 6th day of December, 2018, before me personally came Steven C. McNeal, to me known, who, being by me duly sworn, did depose and say that he resides at 7903 Winner’s Circle, Mandeville, Louisiana 70448; that he is the Vice President and Treasurer of ENTERGY MISSISSIPPI, LLC, one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said entity; and that he signed his name thereto by like order.

/s/ Mark Grafton Otts Mark Grafton Otts State of Louisiana, Parish of Jefferson Notary Public Identification No. 4430 My Commission expires at my death

STATE OF NEW JERSEY    )
    )ss.:
COUNTY OF PASSAIC    )
On this 5th day of December, 2018, before me appeared Laurence J. O’Brien to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Vice President acknowledged said instrument to be the free act and deed of said corporation.
On the 5th day of December, 2018, before me personally came Latoya S. Elvin, to me known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did depose and say that she resides in Bogota, New Jersey; that she is a Vice President of THE BANK OF NEW YORK MELLON, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that she signed her name thereto by like order.

/s/ Rick J. Fierro
Rick J. Fierro Notary Public State of New Jersey My Commission Expires Nov. 24, 2019

EXHIBIT A
[FORM OF BOND OF FORTY-FIRST SERIES]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. EACH TRANSFEREE OF THIS SECURITY, BY ACCEPTANCE OF THIS SECURITY REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE) WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE FIRST MORTGAGE BOND PURCHASE AGREEMENT PURSUANT TO WHICH THIS SECURITY WAS ISSUED.
FIRST MORTGAGE BOND
4.52% Series due December 1, 2038

PPN 29365* AA6
No. R-	$___________

ENTERGY MISSISSIPPI, LLC (successor to Entergy Mississippi, Inc., formerly Mississippi Power & Light Company), a limited liability company duly organized and validly existing under the laws of the State of Texas (hereinafter called the Company), for value received, hereby promises to pay to __________ or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of _______Dollars ($________) on December 1, 2038, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from the date of original issuance, if the date of this bond is prior to June 1, 2019, or, if the date of this bond is on or after June 1, 2019, from the June 1 and December 1 immediately preceding the date of this bond to which interest has been paid on the bonds of this series (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of four and fifty-two one hundredths per centum (4.52%) per annum in like coin or currency on June 1 and December 1 in each year, commencing June 1, 2019, and at maturity or earlier redemption, until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent that payment of such interest on any overdue interest is not prohibited under applicable law) on any defaulted interest at the rate of five and fifty-two one hundredths per centum (5.52%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month.

The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the fifteenth day immediately preceding such interest payment date. Unless otherwise agreed between the Company and the registered owner of this bond, at the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.
This bond shall not become obligatory until The Bank of New York Mellon, the Trustee under the Mortgage, as hereinafter defined, or its successor thereunder, shall have signed the authentication certificate endorsed hereon.
This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its First Mortgage Bonds, 4.52% Series due December 1, 2038 (herein called bonds of the Forty-first Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Thirty-seventh Supplemental Indenture dated as of December 5, 2018, called the Mortgage), dated as of February 1, 1988, duly executed by the Company to The Bank of New York Mellon, as successor Trustee. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.
The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Forty-first Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.
Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

In case the Company, as permitted by the Mortgage, shall convey or transfer, subject to the lien of the Mortgage, all or substantially all of the mortgaged and pledged property as an entirety to a successor, the Company may be released and discharged from all obligations under the bonds of this series which are assumed by such successor.
The bonds are issuable as registered bonds without coupons in the denominations of $100,000 and in any integral multiple of $1,000 in excess thereof. At the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, State of New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his or her duly authorized attorney, at the office or agency of the Company in The City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee shall be affected by any notice to the contrary.
This bond is redeemable at the option of the Company as provided in the Thirty-seventh Supplemental Indenture.
No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
Each initial and future holder of this bond, by its acquisition of an interest in this bond, irrevocably (a) consents to the amendments set forth in Article V of the Thirty-fourth Supplemental Indenture, Article V of the Thirty-third Supplemental Indenture, Article IV of the Thirty-second Supplemental Indenture and Article IV of the Thirtieth Supplemental Indenture, in each case without any other or further action by any holder of this bond, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Entergy Mississippi, LLC has caused this bond to be signed in its company name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its company seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.
Dated:
ENTERGY MISSISSIPPI, LLC

By:_______________________________________
Name:
Title:

Attest:

__________________________
Name:
Title:

[FORM OF TRUSTEE’S
AUTHENTICATION CERTIFICATE]
TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.
Dated:
THE BANK OF NEW YORK MELLON,
as Trustee

By: ______________________________________
Authorized Signatory